Exhibit 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule13D filed on or about this date and any amendments thereto with respect to units of beneficial interest in PermRock Royalty Trust, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page to Follow]

Date: April 7, 2025

Ustx LLC

By: T2S Permian Acquisition LLC, its manager

By:	/s/ Thomas Pritchard
Name: Thomas Pritchard
Title: Chief Executive Officer

T2S Permian Acquisition II LLC

By:	/s/ Thomas Pritchard
Name: Thomas Pritchard
Title: Chief Executive Officer

Greenway Boaz Investments LLC

By: Greenway Boaz Management LLC, its manager

By:	/s/ David T. Martineau
Name: David T. Martineau
Title: Manager

Greenway Boaz Management LLC

By:	/s/ David T. Martineau
Name: David T. Martineau
Title: Manager

EnRes Capital Fund I, LP

By: EnRes Capital Fund I GP, LLC, its general partner

By:	/s/ David T. Martineau
Name: David T. Martineau
Title: Manager

EnRes Capital BZ, LP

By: EnRes Capital Fund I GP, LLC, its general partner

By:	/s/ David T. Martineau
Name: David T. Martineau
Title: Manager

EnRes Capital Fund I GP, LLC

By:	/s/ David T. Martineau
Name: David T. Martineau
Title: Manager